UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

IROBOT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously disclosed, on July 24, 2023, iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), Amazon.com, Inc., a Delaware corporation (“Parent” or “Amazon”), and Martin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into an Amendment to Agreement and Plan of Merger (the “Amendment”), which amends the previously announced Agreement and Plan of Merger (the “Original Merger Agreement” and as amended and supplemented by the Amendment, the “Amended Merger Agreement”), by and among the Company, Amazon and Merger Sub, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On August 24, 2023, iRobot filed its definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of iRobot’s stockholders scheduled to be held on October 12, 2023 (the “special meeting”).

This Schedule 14A (the “Schedule”) is being filed to update and supplement the Definitive Proxy Statement. The information contained in this Schedule is incorporated by reference into the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

In connection with the Amended Merger Agreement, one complaint has been filed as an individual action by a purported stockholder of iRobot in the Middlesex County Superior Court of Massachusetts, captioned Drulias v. Angle, et al., Case No. 23-cv-2522 (the “Merger Action”).

The Merger Action generally alleges that the Definitive Proxy Statement or the preliminary proxy statement filed by the Company with the SEC on August 24, 2023 misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections, the analyses performed by the financial advisor to the iRobot Board of Directors in connection with the Merger, potential conflicts of interest of the Company’s officers and directors, and the events that led to the signing of the Amended Merger Agreement. The Merger Action asserts claims for negligent misrepresentation and negligence against all Defendants (iRobot, Amazon.com, and iRobot Directors Colin Angle, Karen M. Golz, Ruey-Bin Kao, Eva Manolis, Andrew Miller, and Michelle V. Stacy). The Merger Action seeks, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to iRobot stockholders, rescission and damages if the Merger is consummated, costs of the action, including plaintiff’s attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.

The Company cannot predict the outcome of any litigation or threatened litigation. The Company believes that the Merger Action is without merit, and iRobot and the individual defendants intend to vigorously defend against the Merger Action and any subsequently filed similar actions. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the Merger Action described above, in order to moot the asserted disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to the claims asserted in the Merger Action with the supplemental disclosures set forth in this Schedule (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Action described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. To the extent that information in this Schedule differs from, or updates information contained in, the Definitive Proxy Statement, the information in this Schedule shall supersede or supplement the information in the Definitive Proxy Statement. The information contained in this Schedule speaks only as of August 24, 2023, unless the information specifically indicates that another date applies.

Except as otherwise described in this Schedule or the documents referred to, contained in or incorporated by reference in this Schedule, the Definitive Proxy Statement, the annexes to the Definitive Proxy Statement and the documents referred to, contained in or incorporated by reference in the Definitive Proxy Statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the iRobot virtual special meeting, you are urged to do so promptly. These Supplemental Disclosures do not affect the validity of any proxy card or voting instructions that iRobot stockholders may have previously received or delivered. No action is required by any iRobot stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures to Definitive Proxy Statement

1.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the seventh full paragraph on page 48 of the Definitive Proxy Statement in its entirety with the following:

During early December 2022, representatives of iRobot management reached an agreement with Bank of America regarding terms of an amendment to iRobot’s then-existing credit facility with Bank of America. Thereafter, iRobot’s financing counsel, Goodwin, negotiated with counsel to Bank of America and, on January 20, 2023, iRobot executed an amendment to its then-existing credit facility with Bank of America that, among other changes, extended the expiration date thereof from June 2023 to mid-September 2024, and decreased the total lender commitment under such facility to $100 million (such credit facility as so modified, the “BofA credit facility”).

2.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the final paragraph on page 48 of the Definitive Proxy Statement in its entirety with the following:

During the second quarter of 2023, iRobot began to evaluate alternative means of third-party financing to meet its anticipated liquidity needs. Over the course of the later part of the second quarter, due to, among other things, the significant decline in iRobot’s liquidity position and ongoing business and operational challenges, it became clear to the iRobot board of directors and management that failure to secure third-party financing at a level significantly in excess of the commitment under the BofA credit facility could have severely adverse consequences to iRobot (including the potential for receiving a “going concern” notice from its independent auditors as described in more detail below).

3.

The disclosure under the heading “Illustrative Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the text following the first bullet point on page 66 of the Definitive Proxy Statement in its entirety with the following:

•	adding:

(a) the implied net present value of the Company’s corresponding estimated future unlevered free cash flows, based on the 2023 Updated Company LRP, for the third and fourth quarter of calendar year 2023 through calendar year 2028 (which implied present value was calculated by using a range of discount rates of 12.5% to 16.0%, based on the Company’s estimated weighted average cost of capital, as calculated by Qatalyst Partners utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment); and

(b) the implied net present value of the Company’s terminal value, calculated by multiplying its estimated Adjusted EBITDA in calendar year 2028 based on the 2023 Updated Company LRP by a range of fully diluted enterprise value to next-twelve-months estimated EBITDA of 7.0x to 13.0x (which was chosen based on Qatalyst Partners’ professional judgment), and discounted to present value using the same range of discount rates used in item (a) above; and

(c) the Company’s cash and cash equivalents of approximately $211 million as of July 1, 2023, as provided by Company management and reflecting the incurrence of the contemplated Term Loan; and

(d) the implied net present value of estimated federal tax savings due to the Company’s net operating losses for calendar years 2028 and beyond, ~~which were~~ as provided by Company management and discounted to present value using the same range of discount rates used in item (a) above, which was between $18 million and $22 million depending on the discount rate used; and

Cautionary Note Regarding Forward-Looking Statements

This Schedule contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Amended Merger Agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xix) current supply chain challenges including current constraints in the availability of certain semiconductor components used in the Company’s products; (xx) the financial strength of the Company’s customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are fully discussed in the Definitive Proxy Statement filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Amazon.com, the Company filed with the SEC the Definitive Proxy Statement on August 24, 2023 relating to the Company’s special meeting of stockholders scheduled for October 12, 2023, which has been or will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.irobot.com or by contacting the Company’s investor relations department at the following:

iRobot Corporation

Karian Wong

investorrelations@irobot.com

(781) 430-3003

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Proxy Statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 11, 2023, and is included in the Definitive Proxy Statement. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the transaction, which may be different than those of Company stockholders generally, by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.